EXHIBIT 4.8

AMENDED AND RESTATED
SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT (this “Agreement”) is made as of January 22, 2007, by and among SDS CAPITAL GROUP SPC, LTD., as collateral agent for the holders (the “Holders”) of the Notes (as defined below) (in such capacity, the “Collateral Agent”), and MATRITECH, INC., a Delaware corporation (together with its successors and permitted assigns, the “Borrower”). The Collateral Agent and the Holders are hereinafter collectively referred to as the “Secured Party.”

Background

A.    Borrower and certain Holders entered into that certain Securities Purchase Agreement dated as of January 13, 2006 (as the same may be amended, restated, modified, supplemented and/or replaced from time to time, the “Series A Purchase Agreement”), pursuant to which Borrower issued its 15% Secured Convertible Promissory Notes to such Holders (the “Series A Note Holders”) in the original aggregate principal amount of $6,997,960 (as the same may be amended, restated, modified, supplemented and/or replaced from time to time, the “Series A Notes”).

B.    In order to induce the Series A Note Holders to purchase the Series A Notes, Borrower executed and delivered to the Collateral Agent a Security Agreement, dated as of January 13, 2006 (as heretofore amended, the “Existing Security Agreement”), pursuant to which Borrower granted to the Collateral Agent, for the benefit of the Series A Note Holders, a perfected security interest in certain property of Borrower to secure the prompt payment, performance and discharge in full of all of Borrower’s obligations under the Series A Notes.

C.    In connection with the Series A Purchase Agreement, concurrently therewith, Borrower and the Collateral Agent entered into a Contingent License Agreement, dated as of January 13, 2006 (as heretofore amended, the “Existing Contingent License Agreement”), pursuant to which Borrower granted to the Collateral Agent, for the benefit of the Series A Note Holders, a contingent license under the Matritech Patent Rights, the Matritech Trademark Rights and the MIT Patent Rights (each as defined therein) on the terms and conditions set forth therein.

D.    Concurrently herewith, Borrower and certain Holders are entering into a Securities Purchase Agreement, dated as of the date hereof (as the same may be amended, restated, modified, supplemented and/or replaced from time to time, the “Series B Purchase Agreement” and, together with the Series A Purchase Agreement, the “Purchase Agreements”), pursuant to which Borrower is issuing its Series B 15% Secured Convertible Promissory Notes to such Holders (the “Series B Note Holders” and, together with the Series A Note Holders, the “Holders”) in the original aggregate principal amount of up to $4,500,000 (as the same may be amended, restated, modified, supplemented and/or replaced from time to time, the “Series B Notes” and together with the Series A Notes, the “Notes”).

E.    Concurrently herewith, the holders of a majority of outstanding principal balance of the Series A Notes have consented to the issuance of the Series B Notes and directed the Collateral Agent to amend and restate the Existing Security Agreement and Existing Contingent License Agreement to enable the Series B Note Holders to have a pari passu position with the Series A Note Holders as to the security interest and license granted under such agreements.

F.    In connection with the Series B Purchase Agreement, concurrently therewith, Borrower and Collateral Agent are amending and restating the Existing Contingent License Agreement (as the same may be amended, restated, modified, supplemented and/or replaced from time to time, the “Contingent License Agreement”) to, among other things, grant to the Collateral Agent, for the benefit of the Holders, a contingent license under the Matritech Patent Rights, the Matritech Trademark Rights and the MIT Patent Rights (each as defined therein), on the terms and conditions set forth therein.

F.    In order to induce the Series B Note Holders to purchase the Series B Notes pursuant to the Series B Purchase Agreement, Borrower agrees to amend and restate the Existing Security Agreement in order to grant to the Collateral Agent, for the benefit of itself and the Holders, a perfected security interest in certain property of Borrower to secure the prompt payment, performance and discharge in full of all of Borrower’s obligations under the Notes, all on the terms and conditions set forth herein.

Accordingly, in consideration of the foregoing and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Existing Security Agreement so that, as amended and restated, it reads in its entirety as provided herein:

1.    DEFINITIONS. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the respective Purchase Agreements, as applicable. The following terms, as used herein, shall have the following meanings:

“Account” shall be used herein as defined in the Uniform Commercial Code.

“Collateral” shall have the meaning ascribed to such term in Section 3.

“Document” shall be used herein as defined in the Uniform Commercial Code.

“Effective Date” means the date of this Agreement.

“Equipment” shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, tangible personal property held by Borrower for use primarily in business and shall include equipment, machinery, furniture, vehicles, fixtures, furnishings, dyes, tools, and all accessories and parts now or hereafter affixed thereto as well as all attachments, replacements, substitutes, accessories, additions and improvements to any of the foregoing, but Equipment shall not include Inventory.

“Event of Default” means any Event of Default described in (i) Sections A(i), (vi) or (vii) of Article VI of the Series A Notes or (ii) Sections A(i), (vi) or (vii) of Article VI of the

Series B Notes.

“General Intangibles” shall be used herein as defined in the Uniform Commercial Code but in any event shall include, without limitation, payment intangibles, contract rights (other than Accounts), franchises, licenses, choses in action, books, records, customer lists, tax, insurance and other kinds of refunds, patents, trademarks, trade names, service marks, slogans, trade dress, copyrights, other intellectual property rights and applications for intellectual property rights, goodwill, plans, licenses, software (to the extent it does not constitute Goods) and other rights in personal property.

“Goods” shall be used herein as defined in the Uniform Commercial Code.

“Intellectual Property” means, collectively, all patents, trademarks, service marks, trade dress, trade names and corporate names, and copyrights, and any registrations, applications and renewals for any of the foregoing, relating directly or indirectly, in whole or in part, to the NMP22 Product Line.

“Inventory” shall be used herein as defined in the Uniform Commercial Code but in any event shall include, but not be limited to, tangible personal property held by or on behalf of Borrower (or in which Borrower has an interest in mass or a joint or other interest) for sale or lease or to be furnished under contracts of service, tangible personal property which Borrower has so leased or furnished, and raw materials, work in process and materials used, produced or consumed in Borrower’s business, and shall include tangible personal property returned to Borrower by the purchaser following a sale thereof by Borrower and tangible personal property represented by Documents. All equipment, accessories and parts at any time attached or added to items of Inventory or used in connection therewith shall be deemed to be part of the Inventory.

“Licensed Assets” means, collectively, the Matritech Patent Rights, the Matritech Trademark Rights and the MIT Patent Rights (each as defined in the Contingent License Agreement) and any other Intellectual Property from time to time subject to the grant of a license in favor of the Collateral Agent pursuant to the Contingent License Agreement.

“Lien” means any lien, mortgage, security interest, chattel mortgage, pledge or other encumbrance (statutory or otherwise) of any kind securing satisfaction or performance of an obligation, including any agreement to give any of the foregoing, any conditional sales or other title retention agreement, any lease in the nature thereof, and the filing of or the agreement to give any financing statement under the Code of any jurisdiction or similar evidence of any encumbrance, whether within or outside the United States.

“NMP22 Business” means the business of Borrower relating to the NMP22 Product Line, including, without limitation, the development, manufacture, marketing, sale, distribution and licensing of the NMP22 Products.

“NMP22 Product Line” means the Borrower’s product line of diagnostic devices designed to detect bladder cancer, including, without limitation, the Point of Care NMP22® BladderChek® Test and NMP22® Test Kit.

“NMP22 Products” means the Point of Care NMP22® BladderChek® Test, the NMP22® Test Kit and any other products included from time to time in the NMP22 Product Line.

“Organizational Documents” mean, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Person (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

“Permitted Liens” means, collectively, all of the following Liens: (a) Liens securing indebtedness described in Article VIII(C)(v)(a) of both the Series A Notes and the Series B Notes (i.e., indebtedness incurred to finance receivables in an amount at any time not to exceed 80% of the outstanding receivables owed to the Borrower at such time), (b) Liens securing indebtedness described in Article VIII(C)(v)(b) of both the Series A Notes and the Series B Notes (i.e., equipment purchase and lease financing in an amount at any time not to exceed $200,000), provided that no such Liens shall extend to or cover any property other than the leased property or equipment purchased by proceeds of such permitted financing; (c) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which Borrower maintains adequate reserves, (d) Liens for mechanics and other similar Liens not delinquent, and (e) Liens to secure payment of workers’ compensation, employment insurance, old age pensions, social security or other like obligations incurred in the ordinary course of business.

“Person” means any individual, corporation, partnership, limited liability company, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

“Proceeds” shall be used herein as defined in the Uniform Commercial Code but, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance (whether or not Collateral Agent is named as the loss payee thereof), indemnity, warranty or guaranty payable to Borrower or Collateral Agent from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), (c) any and all amounts received when Collateral is sold, leased, licensed, exchanged, collected or disposed of, (d) any rights arising out of Collateral, and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Secured Obligations” means all of Borrower’s obligations under the Notes, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Secured Obligations” shall include, without limitation: (i) principal of, and interest on the Notes; and (ii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Borrower.

“Uniform Commercial Code” shall mean the Uniform Commercial Code in effect on the date hereof and as amended from time to time, and as enacted in the State of Delaware or in any state or states which, pursuant to the Uniform Commercial Code as enacted in the State of Delaware, has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that the definitions set forth above should be construed in their broadest sense so that Collateral will be construed in its broadest sense. Accordingly if there are, from time to time, changes to defined terms in the Uniform Commercial Code that broaden the definitions, they are incorporated herein and if existing definitions in the Uniform Commercial Code are broader than the amended definitions, the existing ones shall be controlling. Similarly, where the phrase “as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to . . .” is used above, it means as defined in the Uniform Commercial Code except that if any of the enumerated types of items specified thereafter would not fall within the Uniform Commercial Code definition, they shall nonetheless be included in the applicable definition for purposes of this Agreement.

2.    LIEN PRIORITIES; PARI PASSU RANKING. The Collateral Agent and each Holder agree as amongst themselves that, notwithstanding any provision of the Uniform Commercial Code, any applicable law or decision, any Note, the Existing Security Agreement, any Purchase Agreement or any other Transaction Document to the contrary:

(a) the Collateral Agent and the Holders shall have a valid and perfected security interest in and Lien on the Collateral and all proceeds thereof, subject only to Permitted Liens, to secure payment and performance of the Secured Obligations, and such security interest and Lien shall be pari passu in all respects as amongst the Collateral Agent and the Holders, notwithstanding the date, time, method, manner or order of creation or perfection of the Liens granted to the Collateral Agent, any Series A Note Holder or any Series B Note Holder, notwithstanding any defect or deficiency in, or failure to perfect such Liens, or whether the Collateral Agent or any other Secured Party holds possession of all or any part of the Collateral, or whether any such Lien was granted prior to or after commencement of any insolvency, bankruptcy or similar proceeding of Borrower;

(b) the Series A Notes and Series B Notes shall rank pari passu in right of payment with each other; and

(c) all Proceeds of Collateral shall be paid to the Collateral Agent, to be paid or distributed as follows: (i) first, to the Collateral Agent to payment of that portion of the Secured Obligations constituting fees, expenses (including, without limitation, expenses related to attorneys’ fees and other professionals’ fees), indemnities and other amounts due to the Collateral Agent in its capacity as such; (ii) second, to the

Series A Note Holders and the Series B Note Holders, ratably according to the aggregate amounts remaining unpaid on account of the Secured Obligations owing to each such Holder, to the extent necessary to pay in full all Secured Obligations remaining unpaid; and (iii) third, any remainder shall be paid to Borrower or as a court of competent jurisdiction may direct.

3.    GRANT OF SECURITY INTEREST. As security for the payment and performance of the Secured Obligations, effective as of the Effective Date, Borrower hereby affirms, pledges and hypothecates to the Collateral Agent, for the benefit of the Holders, and creates in favor of the Collateral Agent, for the benefit of the Holders, a security interest in and to, all of Borrower’s right, title and interest in and to all the following property, in all its forms, in each case whether now or hereafter existing, whether now owned or hereafter acquired, created or arising, and wherever located (collectively, but without duplication, the “Collateral”):

(a) All Inventory, Equipment and General Intangibles used by Borrower in connection with, or otherwise relating to, the NMP22 Product Line, including, without limitation:

(i) any and all NMP22 Products and components thereof (including, without limitation, reagents and cell lines) held by or on behalf of Borrower (or in which Borrower has an interest in mass or a joint or other interest) for sale or lease or to be furnished under contracts of service, any and all NMP22 Products which Borrower has so leased or furnished, and any and all raw materials, work in process and materials used, produced or consumed to manufacture or produce the NMP22 Products, and any and all written materials related to the NMP22 Products (including, without limitation, the written materials listed on Schedule 5);

(ii) any and all Equipment (including, without limitation, plastic molds and the Equipment listed on Schedule 5) used by Borrower in the manufacture, production or processing of NMP22 Products, and all accessories and parts now or hereafter affixed thereto as well as all attachments, replacements, substitutes, accessories, additions and improvements to any of the foregoing;

(iii) any and all contract rights of Borrower in or arising under any contract or agreement of Borrower relating directly or indirectly, in whole or in part, to the NMP22 Product Line, including without limitation Borrower’s agreements with Unotech Diagnostics, Inc., Abbott Laboratories and Inverness Medical Innovations, Inc.; and

(iv) any and all cell lines used by Borrower in connection with the NMP22 Product Line, and any and all written know-how, protocols and other printed materials referring or relating to the culturing and propagation of such cell lines; and

(b) All Proceeds of any and all of the foregoing.

Notwithstanding the foregoing, it is the intention of the parties to the Agreement that the security interest granted herein shall not extend to, and the term “Collateral” shall exclude, (1) any and all

(A) Intellectual Property utilized or to be utilized outside the Field (as defined in the Contingent License Agreement), but only if such Intellectual Property is subject to the grant of a license in favor of the Collateral Agent for use inside the Field pursuant to the Contingent License Agreement, and/or (B) other Licensed Assets; (2) the Borrower’s trademarks in the name “Matritech” and any registrations, applications and renewals for the foregoing, (3) any and all general laboratory Equipment and materials, and (4) any item of General Intangibles that is now or hereafter held by Borrower, solely in the event and to the extent that: (i) as the result of the security interest granted herein, Borrower’s rights in or with respect to such item of General Intangibles would be forfeited or would become void, voidable, terminable, or revocable, or, with respect to any item of General Intangibles that is now or hereafter held by Borrower as licensee or lessee, if Borrower would be deemed to have breached, violated, or defaulted such underlying license, lease or other agreement that governs such item of General Intangibles; (ii) any such restriction shall be effective and enforceable under applicable law; and (iii) any such forfeiture, voidness, voidability, terminability, revocability, breach, violation, or default cannot be remedied by Borrower using its commercially reasonable efforts; provided, however, that the security interest granted herein shall extend to, and the term “Collateral” shall include, (y) any and all proceeds of such item of General Intangibles to the extent that the granting of a security interest in such proceeds is not so restricted, and (z) upon any such licensor, lessor or other applicable party’s consent with respect to any such otherwise excluded item of General Intangibles being obtained, thereafter such item of General Intangibles as well as any proceeds thereof that might theretofore have been excluded from the grant of security interest contained herein and the term “Collateral”.

4.    REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower represents and warrants to Secured Party as follows. The following representations and warranties shall survive execution of this Agreement and shall not be affected or waived by any examination or inspection made by Secured Party:

(a)    Status. Borrower is duly organized and validly existing as the type of entity and in the state of formation set forth on Schedule 1 hereto. Schedule 1 hereto sets forth Borrower’s organizational identification number or, if Borrower does not have one, states that one does not exist. Borrower has perpetual existence and the power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage. Borrower has qualified to do business in each state or jurisdiction where its business or operations so require and where the failure to so qualify would have a Material Adverse Effect.

(b)    Authority to Execute Agreement; Binding Agreement. Borrower has the corporate or other power to execute, deliver and perform its obligations under this Agreement (including, without limitation, the right and power to give Secured Party a security interest in the Collateral) and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed by Borrower. This Agreement constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors or general principles of equity.

(c)    Borrower’s Title. Except for the security interests granted hereunder,

Borrower is, as to all Collateral presently owned by it, and shall be as to all Collateral hereafter acquired by it, the owner or in the case of leased or licensed assets, the lessee or licensee, of said Collateral free from any Lien other than Permitted Liens.

(d)    Location of Inventory and Equipment. All of Borrower’s Inventory and Equipment that are included in the Collateral are located at the locations specified on Schedule 2-A. Except as disclosed on Schedule 2-A, none of such Inventory or Equipment are in the possession of any consignee, bailee, warehouseman, agent or processor.

(e)    Location of Borrower. The principal place of business of Borrower, the chief executive office of Borrower and the office where Borrower keeps its books and records relating to the Collateral are specified on Schedule 2-B. Borrower has no other place of business except as separately specified on Schedule 2-B.

(f)    Names Used by Borrower. (i) The actual name of Borrower is the name set forth in the preamble above; (ii) Borrower has no trade names except as set forth on Schedule 3 attached hereto; (iii) Borrower has not used any name other than that stated in the preamble hereto or as set forth on Schedule 3 for the preceding five years; and (iv) no entity has merged into Borrower or been acquired by Borrower within the past five years except as set forth on Schedule 3.

(g)    Perfected Security Interest. This Agreement creates a valid security interest in the Collateral, subject only to Permitted Liens, securing payment of the Secured Obligations. Upon the filing of the Uniform Commercial Code financing statement in the office set forth on Schedule 4 hereto, all security interests granted pursuant to this Agreement that may be perfected by filing a UCC financing statement shall have been duly perfected. Except for the filings referred to in the preceding sentence, no action of Borrower is necessary to create, perfect or protect such security interest. Without limiting the generality of the foregoing, except for such filings, no consent of any third parties (excluding the Secured Party) and no authorization, approval or other action by, and no notice to or filing with any Governmental Authority or regulatory body by Borrower is required as of the date of this Agreement for (i) the execution, delivery and performance of this Agreement by Borrower; (ii) the creation or perfection of the security interest in the Collateral; or (iii) the enforcement of Secured Party’s rights hereunder.

(h)    Absence of Conflicts with Other Agreements, Etc. Neither the pledge by Borrower of the Collateral hereunder nor any of the provisions hereof (including, without limitation, the grant by Borrower of the remedies provided hereunder) violates any of the provisions of (i) any Organizational Documents of Borrower, (ii) any other agreement to which Borrower or any of its property is a party or is subject, or (iii) any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to Borrower or any of its property (except, with respect to clauses (ii) and (iii), for such violations that would not, individually or in the aggregate, have a Material Adverse Effect).

(i)    Subsidiaries. The Borrower has no subsidiaries other than Matritech GmbH. Matritech GmbH does not own any Equipment or Intellectual Property used in connection with or otherwise relating to the NMP22 Product Line.

5.    COVENANTS OF BORROWER. Borrower covenants that:

(a)    Filing of Financing Statements and Preservation of Interests. Borrower hereby authorizes Collateral Agent to file in such office or offices in the United States as is necessary, or as Collateral Agent reasonably deems desirable, such financing and continuation statements and amendments and supplements thereto, and such other documents as Collateral Agent reasonably may require to perfect, preserve and protect the security interests granted herein.

(b)    Collateral In Possession of Third Parties. To the extent that any Collateral is in the possession of any third party, and such Collateral has a fair market value in excess of $25,000 in the aggregate, Borrower shall promptly notify Collateral Agent of the existence thereof and, at Collateral Agent’s request, Borrower shall join with Collateral Agent in notifying such third party of Secured Party’s security interest and shall make commercially reasonable efforts to obtain an acknowledgement from such third party that it is holding the Collateral for the benefit of Secured Party.

(c)    Notice of Changes. Borrower shall notify Collateral Agent as follows:

(i)    without providing at least thirty (30) days prior written notice to Collateral Agent, Borrower will not change its name in any respect, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number (if it has one);

(ii)    if Borrower does not have an organizational identification number and obtains one after the date of this Agreement, Borrower will forthwith notify Collateral Agent in writing of such organizational identification number; and

(iii)    Borrower will not change its type of organization, jurisdiction of organization or other legal structure without providing at least thirty (30) days prior written notice to Collateral Agent.

(d)    Use and Condition of Equipment. Each item of Equipment included in the Collateral will be maintained in good repair, working order and condition, ordinary wear and tear and depreciation excepted, and Borrower will provide all maintenance service and repairs necessary for such purpose.

(e)    Insurance. Borrower shall maintain with financially sound and reputable insurers, insurance with respect to the Collateral against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such Persons and otherwise as is prudent for Persons engaged in similar businesses but in any event sufficient to cover the full replacement cost thereof. Borrower shall cause each liability insurance policy issued in connection herewith to provide, and the insurer issuing such policy to certify to Collateral Agent that (a) Collateral Agent will be named as additional insured under each such liability insurance policy; (b) if such insurance be proposed to be cancelled or materially changed for any reason whatsoever, such insurer will promptly notify Collateral Agent and such cancellation or change shall not be effective as to Collateral Agent for at least thirty (30) days after receipt by Collateral Agent of such notice (ten (10) days in the case of cancellation for non-payment of premiums), unless the effect of such change is to extend or increase coverage under the policy; and (c) Collateral Agent will have the right (but no obligation) at its election to remedy any default in the payment of premiums within thirty (30) days of notice from the insurer of such default (ten (10) days in the case of cancellation for non-payment of premiums). Unless otherwise agreed by Borrower and Collateral Agent, the proceeds arising out of any claim in respect of any Collateral will be applied by Borrower to the repair and/or replacement of such Collateral with respect to which the loss was incurred to the extent reasonably feasible. Copies of such policies or the related certificates shall be delivered to Collateral Agent upon Collateral Agent’s reasonable request.

(f)    Transfer of Collateral. Other than the disposition of Inventory in the ordinary course of Borrower’s business as presently conducted, and the disposition of obsolete, worn-out or surplus Equipment in the ordinary course of Borrower’s business with a fair market value not to exceed $25,000 in any calendar year, Borrower shall not sell, assign, transfer, encumber or otherwise dispose of any Collateral without the prior written consent of Collateral Agent and Collateral Agent does not authorize any such disposition. For purposes of this provision, “dispose of any Collateral” shall include, without limitation, the creation of a security interest or other encumbrance (whether voluntary or involuntary) on such Collateral other than Permitted Liens.

(g)    Taxes and Assessments. Borrower shall promptly pay when due and payable, all taxes and assessments imposed upon the Collateral, provided that no such tax or assessment need be paid if being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles, shall have been made therefor and, if the filing of a bond or other indemnity is necessary to avoid the creation of a Lien against any of the Collateral, such bond shall have been filed or indemnity provided.

(h)    Inventory. Borrower shall not return any Inventory included in the Collateral to the supplier thereof, except for damaged or unsalable Inventory or otherwise in the ordinary course of Borrower’s business. Without limiting the generality of the foregoing, in the event Borrower becomes a “debtor in possession” as defined in 11 U.S.C. §1101 (or any successor thereto), Borrower agrees, to the extent permitted by applicable law, not to move pursuant to 11 U.S.C. §546 (or any successor thereto) for permission to return Inventory included in the Collateral to any creditor which shipped such goods to Borrower without Collateral Agent’s written consent and Borrower hereby waives any rights to return such Inventory arising under 11 U.S.C. §546(h), or any successor section thereto. Without the consent of Collateral Agent, Borrower shall not permit any subsidiary of Borrower to maintain Collateral in excess of $500,000 at any time. Borrower shall deliver to Collateral Agent, no later than 45 days after the end of each of Borrower’s fiscal quarters, a certificate setting forth the amount of Collateral maintained by its subsidiaries as of the end of such fiscal quarter.

(i)    Defense of Secured Party’s Rights. Borrower warrants and will defend Secured Party’s right, title and security interest in and to the Collateral against the claims of any Person (other than the holders of Permitted Liens with respect to such Permitted Liens).

(j)    Inspections. Borrower will permit Collateral Agent, or its designee, upon its reasonable request and reasonable prior notice, and at any reasonable times during Borrower’s usual business hours, to inspect the Collateral, all records related thereto (and to make extracts or copies from such records), and the premises upon which any of the Collateral is located, and, if an Event of Default has occurred and is continuing, to discuss Borrower’s affairs and finances with any Person and to verify with such Person the amount, quality, value and condition of, or any other matter relating to, the Collateral.

(k)    Power of Attorney. Borrower has duly executed and delivered to Collateral Agent a power of attorney (a “Power of Attorney”) in substantially the form attached hereto as Annex A. The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until full and indefeasible payment of the Secured Obligations. The powers conferred on Collateral Agent under the Power of Attorney are solely to protect Secured Party’s interests in the Collateral and shall not impose any duty upon Collateral Agent to exercise any such powers. Collateral Agent agrees that, notwithstanding anything to the contrary in the Power of Attorney, (i) except for the powers granted in clause (e) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing (and, in any event, it shall not exercise any such power or authority until the Effective Date), and (ii) Collateral Agent shall account for any moneys received by Collateral Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney provided that Collateral Agent shall not have any duty as to any Collateral, and Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers. NEITHER SECURED PARTY NOR ITS AFFILIATES, PARTNERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO BORROWER FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

(l)    Other Assurances. Borrower agrees that from time to time, at the sole expense of Borrower, it will promptly execute and deliver all such further instruments and documents, and take all such further action as may be necessary, or as Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder and with respect to any Collateral or to otherwise carry out the purposes of this Agreement, including, without limitation: (i) using commercially reasonable efforts to obtain governmental and other third party waivers, consents and approvals in form and substance reasonably satisfactory to the Collateral Agent, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and (ii) using commercially reasonable efforts to obtain waivers from landlords in form and substance reasonably satisfactory to the Collateral Agent.

6.    REMEDIES UPON DEFAULT.

(a)    At any time after the Effective Date, upon the occurrence and during the continuation of an Event of Default, Collateral Agent may exercise, in addition to any other rights and remedies provided herein, under other contracts and under law, all the rights and remedies of a secured party under the Uniform Commercial Code. Without limiting the generality of the foregoing, at any time after the Effective Date, upon the occurrence and during the continuation of an Event of Default, in accordance with applicable law, (i) at the request of Collateral Agent, Borrower shall, at its cost and expense, assemble the Collateral owned or used by it as directed by Collateral Agent at a place that is reasonably convenient to Collateral Agent and Borrower; and (ii) Collateral Agent may (but is not obligated to), without notice except as provided below, sell the Collateral at public or private sale, on such terms as are commercially reasonable. Borrower agrees that ten (10) days prior written notice of any sale referred to in clause (ii) above shall constitute sufficient notice. Any Secured Party may purchase Collateral at any such sale. Borrower shall be liable to Secured Party for any deficiency amount.

(b)    Collateral Agent may comply with any applicable law in connection with a disposition of Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. Collateral Agent may sell the Collateral without giving any warranties and may specifically disclaim such warranties. If Collateral Agent sells any of the Collateral on credit, Borrower will only be credited with payments actually made by the purchaser. In addition, Borrower waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of Secured Party’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

(c)    For the purpose of enabling Collateral Agent to further exercise rights and remedies under this Section 6 or elsewhere provided by agreement or applicable law, Borrower has granted to Collateral Agent a license to use, license or sublicense any of the Licensed Assets now owned or hereafter acquired by Borrower pursuant to the Contingent License Agreement, on the terms and subject to the conditions set forth therein.

(d)    The parties understand and agree that (i) the security interest granted to Collateral Agent with respect to the Collateral, and (ii) the license granted to the Collateral Agent with respect to the Licensed Assets pursuant to the Contingent License Agreement, will and is intended to permit Collateral Agent and its successors and assigns, during the continuance of an Event of Default as provided herein, to take title to and make use of all rights to the Collateral, and make use of all rights of Borrower to the Licensed Assets in conjunction with the Collateral.

7.    OBLIGATIONS ABSOLUTE.

(a)    Change of Circumstance. THE RIGHTS OF THE COLLATERAL AGENT HEREUNDER AND THE OBLIGATIONS OF BORROWER HEREUNDER SHALL BE ABSOLUTE AND UNCONDITIONAL, SHALL NOT BE SUBJECT TO ANY COUNTERCLAIM, SETOFF, RECOUPMENT OR DEFENSE BASED UPON ANY CLAIM THAT BORROWER OR ANY OTHER PERSON MAY HAVE AGAINST ANY SECURED PARTY AND SHALL REMAIN IN FULL FORCE AND EFFECT UNTIL FULL AND INDEFEASIBLE SATISFACTION OF THE SECURED OBLIGATIONS. Without limiting the generality of the foregoing, the obligations of Borrower shall not be released, discharged or in any way affected by any circumstance or condition (whether or not Borrower shall have any notice or knowledge thereof) including, without limitation, any amendment or modification of or supplement to a Purchase Agreement, the Notes or any other Transaction Document (including, without limitation, increasing the amount or extending the maturity of the Secured Obligations); any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreements or instruments, or any exercise or failure to exercise of any right, remedy, power or privilege under or in respect of any such agreements or instruments, or any exercise or failure to exercise of any right, remedy, power or privilege under or in respect of any such agreements or instruments; any invalidity or unenforceability, in whole or in part, of any term hereof or of the Purchase Agreements, the Notes or any other Transaction Document; any failure on the part of Borrower or any other Person for any reason to perform or comply with any term of the Purchase Agreements, the Notes or any other Transaction Document; any furnishing or acceptance of any additional security or guaranty; any release of Borrower or any other Person or any release of any or all security or any or all guarantees for the Secured Obligations, whether any such release is granted in connection with a bankruptcy or otherwise; any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to Borrower or any other Person or their respective properties or creditors; the application of payments received by Secured Party from any source that were lawfully used for some other purpose, which lawfully could have been applied to the payment, in full or in part, of the Secured Obligations; or any other occurrence whatsoever, whether similar or dissimilar to the foregoing. Without limiting the generality of the foregoing, at any time that the Notes are amended to increase the amount of the obligations thereunder, the amount of the Secured Obligations shall be accordingly increased.

(b)    No Duty To Marshal Assets. Secured Party shall have no obligation to marshal any assets in favor of Borrower or any other Person or against or in payment of any or all of the Secured Obligations.

(c)    Waiver of Right of Subrogation, Etc. Borrower hereby waives any and all rights of subrogation, reimbursement, or indemnity whatsoever in respect of Borrower arising out of remedies exercised by Collateral Agent hereunder until full and indefeasible payment of the Secured Obligations.

(d)    Other Waivers. Borrower hereby waives promptness, diligence and notice of acceptance of this Agreement. In connection with any sale or other disposition of Collateral, to the extent permitted by applicable law, Borrower waives any right of redemption or equity of redemption in the Collateral. Borrower further waives presentment and demand for payment of any of the Secured Obligations, protest and notice of protest, dishonor and notice of dishonor or notice of default or any other similar notice with respect to any of the Secured Obligations, and all other similar notices to which Borrower might otherwise be entitled, except as otherwise expressly provided in the Transaction Documents. Secured Party is under no obligation to pursue any rights against third parties with respect to the Secured Obligations and Borrower hereby waives any right it may have to require otherwise. Borrower (to the extent that it may lawfully do so) covenants that it shall not at any time insist upon or plead, or in any manner claim or take the benefit of, any stay, valuation, appraisal or redemption now or at any time hereafter in force that, but for this waiver, might be applicable to any sale made under any judgment, order or decree based on this Agreement; and Borrower (to the extent that it may lawfully do so) hereby expressly waives and relinquishes all benefit of any and all such laws and hereby covenants that it will not hinder, delay or impede the execution of any power in this Agreement delegated to Collateral Agent, but that it will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

(e)    Borrower further waives to the fullest extent permitted by law any right it may have under the constitution of the State of Delaware (or under the constitution of any other state in which any of the Collateral or Borrower may be located), or under the Constitution of the United States of America, to notice (except for notice specifically required hereby) or to a judicial hearing prior to the exercise of any right or remedy provided by this Agreement to Collateral Agent, and waives its rights, if any, to set aside or invalidate any sale duly consummated in accordance with the foregoing provisions hereof on the grounds (if such be the case) that the sale was consummated without a prior judicial hearing.

(f)    BORROWER’S WAIVERS UNDER THIS SECTION 7 HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY AND AFTER BORROWER HAS BEEN APPRISED AND COUNSELED BY ITS ATTORNEY AS TO THE NATURE THEREOF AND ITS POSSIBLE ALTERNATIVE RIGHTS.

8.    NO IMPLIED WAIVERS. No failure or delay on the part of Secured Party in exercising any right, power or privilege under this Agreement or the other Transaction Documents and no course of dealing between Borrower, on the one hand, and Secured Party, on the other hand, shall operate as a waiver of any such right, power or privilege. No single or partial exercise of any right, power or privilege under this Agreement or the other Transaction Documents precludes any other or further exercise of any such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies expressly provided in this Agreement and the other Transaction Documents are cumulative and not exclusive of any rights or remedies which Secured Party would otherwise have. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances or shall constitute a waiver of the right of Secured Party to take any other or further action in any circumstances without notice or demand. Any waiver that is given shall be effective only if in writing and only for the limited purposes expressly stated in the applicable waiver.

9.    STANDARD OF CARE.

(a)    In General. No act or omission of Collateral Agent (or agent or employee of any thereof) shall give rise to any defense, counterclaim or offset in favor of Borrower or any claim or action against Collateral Agent (or agent or employee thereof), in the absence of gross negligence or willful misconduct of Collateral Agent (or agent or employee thereof) as determined in a final, nonappealable judgment of a court of competent jurisdiction. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Collateral Agent accords to other collateral it holds (or, in the absence of any such collateral, to its own property of such type), it being understood that it has no duty to take any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral or to preserve any rights of any parties and shall only be liable for losses which are a result of its gross negligence or willful misconduct as determined in a final, nonappealable judgment of a court of competent jurisdiction.

(b)    No Duty to Preserve Rights. Without limiting the generality of the foregoing, Collateral Agent has no duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral.

(c)    No Duty to Prepare for Sale. Without limiting the generality of the foregoing, Collateral Agent has no obligation to clean-up or otherwise prepare the Collateral for sale.

(d)    Duties Relative to Contracts. Without limiting the generality of the foregoing, Borrower shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by Borrower thereunder. Collateral Agent shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by Collateral Agent of any payment relating to any of the Collateral, nor shall Collateral Agent be obligated in any manner to perform any of the obligations of Borrower under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by Collateral Agent in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to Collateral Agent or to which Collateral Agent may be entitled at any time or times.

(e)    Reliance on Advice of Counsel. In taking any action under this Agreement or any other Transaction Document, Collateral Agent shall be entitled to rely upon the advice of counsel of Collateral Agent’s choice and shall be fully protected in acting on such advice whether or not the advice rendered is ultimately determined to have been accurate.

10.    MISCELLANEOUS.

(a)    Assignment. Collateral Agent may assign or transfer this Agreement and any or all rights or obligations hereunder without the consent of Borrower and without prior notice. Borrower shall not assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of Collateral Agent. Notwithstanding the foregoing, if there should be any assignment of any rights or obligations by operation of law or in contravention of the terms of this Agreement or otherwise then all covenants, agreements, representations and warranties made herein or pursuant hereto by or on behalf of Borrower shall bind the successors and assigns of Borrower, together with the preexisting Borrower, whether or not such new or additional Persons execute a joinder hereto or assumption hereof. The rights and privileges of Collateral Agent under this Agreement shall inure to the benefit of its successors and assigns.

(b)    Notices. Any notice contemplated herein or required or permitted to be given hereunder shall be made in the manner set forth in the applicable Purchase Agreement and delivered, in the case of Borrower and Collateral Agent, at the addresses set forth on the signature pages to the applicable Purchase Agreement, or to such other address as any party hereto may have last specified by written notice to the other party or parties.

(c)    Severability. Every provision of this Agreement is intended to be severable. If any term or provision of this Agreement shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby. Any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

(d)    Costs and Expenses. Without limiting any other cost reimbursement provisions in the Transaction Documents, upon demand, Borrower shall pay to Collateral Agent the amount of any and all reasonable expenses incurred by Collateral Agent hereunder or in connection herewith, including, without limitation those that may be incurred in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Collateral Agent hereunder or (iv) the failure of Borrower to perform or observe any of the provisions hereof.

(e)    Indemnification by Borrower. Borrower shall indemnify, reimburse and hold harmless Collateral Agent and its affiliates, and all of their partners, members, shareholders, officers, directors, employees, agents and advisors and any successors, assigns and participants thereof (each, an “Indemnitee”), from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final nonappealable decision of a court of competent jurisdiction. This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in any other Transaction Document.

(f)    Counterparts; Integration. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the Contingent License Agreement and the other Transaction Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

(g)    Amendments and Waivers. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by Borrower and Collateral Agent and consented to by both (i) the holders of at least a majority of the outstanding principal balance on the Series A Notes and (ii) the holders of at least a majority of the outstanding principal balance on the Series B Notes.

(h)    Headings. Headings to this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

(i)    Amended and Restated Agreement. This Agreement amends, restates and replaces the Existing Security Agreement. The security interests granted by the Borrower under the Existing Security Agreement continue without interruption under this Agreement.

11.    SPECIFIC PERFORMANCE. Borrower hereby authorizes Collateral Agent to demand specific performance of this Agreement at any time when Borrower shall have failed to comply with any provision hereof, and Borrower hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor.

12.    TERMINATION. At such time as the Secured Obligations have been indefeasibly paid and performed in full, then the security provided for herein shall terminate, provided, however, that all indemnities of Borrower contained in this Agreement shall survive and remain operative and in full force and effect regardless of the termination of this Agreement.

13.    GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.

(a)    Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. Each of Borrower and Collateral Agent irrevocably consents to the exclusive jurisdiction of the United States federal courts and the state courts located in the County of New Castle, Delaware, in any suit or proceeding between the parties based on or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. Each of Borrower and Collateral Agent irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in such forum. Each of Borrower and Collateral Agent further agrees that service of process upon it mailed by first class mail shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Nothing herein shall affect the right of Collateral Agent or Borrower to serve process in any other manner permitted by law. Borrower and Collateral Agent agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

(b)    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in the name and on behalf of the parties hereto as of the date first above written.

BORROWER

MATRITECH, INC.

By:	/s/ Stephen D. Chubb
Name: Stephen D. Chubb
Title: Chief Executive Officer

COLLATERAL AGENT

SDS CAPITAL GROUP SPC, LTD., as Collateral Agent

By:	/s/ Steve Derby
Name: Steve Derby
Title: Director

Signature Page to Security Agreement

Annex A

FORM OF POWER OF ATTORNEY

This Power of Attorney is executed and delivered by Matritech, Inc., a Delaware corporation (“Borrower”), to SDS Capital Group SPC, Ltd. as Collateral Agent (“Attorney”). This Power of Attorney is delivered in connection with and pursuant to those certain 15% Secured Convertible Promissory Notes dated January 13, 2006 and the Series B 15% Secured Convertible Promissory Notes dated as of the date hereof (each as the same may be amended, modified, restated and/or supplemented from time to time) (collectively the “Notes”) and that certain Amended and Restated Security Agreement dated as of even date herewith delivered in connection therewith (the “Security Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement. No person or entity to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from Borrower as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Borrower irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest, and may not be revoked or canceled by Borrower without Attorney’ s written consent.

Borrower hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as Borrower’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, from time to time in Attorney’s discretion upon the occurrence and during the continuation of an Event of Default, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Notes, the Security Agreement and any and all agreements, documents and instruments executed, delivered or filed in connection therewith from time to time (collectively, the “Transaction Documents”) and, without limiting the generality of the foregoing, Borrower hereby grants to Attorney the power and right, on behalf of Borrower, without notice to or assent by Borrower, and at any time, to do the following (to the extent the same may be necessary or desirable to accomplish the purposes of the Transaction Documents):

(a)    effect any repairs to any Collateral, or continue or obtain any insurance required under the Transaction Documents and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies;

(b)    pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against the Collateral;

(c)    defend any suit, action or proceeding brought against Borrower relating to the Collateral if Borrower does not defend such suit, action or proceeding, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate;

(d)    communicate in its own name with any party to any contract included in the Collateral with regard to the assignment of the right, title and interest of Borrower in and under such contracts and other matters relating thereto;

(e)    to the extent that Borrower’s authorization given in the Security Agreement is not sufficient, to file such financing statements with respect to the Security Agreement as Attorney may deem appropriate and to execute in Borrower’s name such financing statements and amendments thereto and continuation statements which may require Borrower’s signature; and

(f)    execute, deliver and/or record, as applicable, in connection with any sale or other remedy provided for in any Transaction Document, any endorsements, assignments or other applications for or instruments of conveyance or transfer with respect to the Collateral and to otherwise direct such sale or resale, all as though Attorney were the absolute owner of the property of Borrower for all purposes, and to do, at Attorney’s option and Borrower’s expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon the Collateral and Attorney’s liens thereon, all as fully and effectively as Borrower might do.

IN WITNESS WHEREOF, this Power of Attorney is duly executed on behalf of Borrower this ____ day of ____________, 20___.

MATRITECH, INC.

By:	/s/
Name:
Title:

NOTARY PUBLIC CERTIFICATE

On this _____ day of ____________, 20___, [officer’s name] who is personally known to me appeared before me in his/her capacity as the [title] of [name of Borrower] (“Borrower”) and executed on behalf of Borrower the Power of Attorney in favor of _______________, as Collateral Agent, to which this Certificate is attached.

Notary Public

Schedule 1

STATUS

Matritech, Inc. is a Delaware corporation

Matritech, Inc.’s federal taxpayer ID# is 04-2985132

Matritech, Inc.’s organization ID# in Delaware is 2142166

Schedule 2-A

LOCATIONS OF GOODS

Matritech, Inc.
330 Nevada Street
Newton, MA 02460

Matritech GmbH
Jechtinger Strasse 9
D79111 Freiburg
Germany

One mold (value in excess of $25,000) for the NMP22® BladderChek® Test cassette housing is located at:

Sterling Manufacturing Company, Inc.
P.O. Box 1205
640 Sterling Street
South Lancaster, MA 01561

One mold (value less than $25,000) for the NMP22® BladderChek® Test cassette housing is located at:

Fireball Technology Ltd.
77 Lingyun Xinchun, #302
Shanghai, China

Raw materials and WIP (value in excess of $25,000) for NMP22® BladderChek® Test are located at:

Unotech Diagnostics, Inc.
2235 Polvorosa Ave. Suite 220
San Leandro, CA 94577

WIP (value less than $25,000) for NMP22® BladderChek® Test is located at:

LSNE
Lyophilization Services of New England
1 Sundial Avenue, Suite 112
Manchester, NH 03103

Cell lines used to produce antibodies used in the NMP® products are located at:

Maine Biotechnology Services
1037R Forest Avenue
Portland, ME 04103

with a back-up vial at:

American Tissue Culture Center
10801 University Blvd.
Manassas, VA 20110-2209

Schedule 2-B

LOCATIONS OF BORROWER

Matritech, Inc.
330 Nevada Street
Newton, MA 02460

Matritech GmbH
Jechtinger Strasse 9
D79111 Freiburg
Germany

Books and records are maintained primarily at the Newton location.

Schedule 3

NAMES USED BY BORROWER

Matritech, Inc.

Matritech GmbH

Schedule 4

FILING OFFICES

Delaware Secretary of State

Schedule 5

DEDICATED EQUIPMENT

Equipment located in Newton and dedicated to production of the NMP22® Test Kit:

2 plate fillers
automatic labeler for vials
incubation oven
automatic fill machine
plate reader
2 plate washers

Written materials related to NMP22® products:

Marketing materials
Package inserts
Device history record for NMP22® Test Kit and related SOPs
Device history record for NMP22® BladderChek® Test (without SOPs)